As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-290589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DNA X, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3336783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

(661) 618-7580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay Crolius

Chief Financial Officer

DNA X, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

(661) 618-7580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John Egan

Justin Anslow

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

DNA X, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-290589) (the “Registration Statement”) to deregister any and all securities of the Registrant registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

The Registration Statement pertains to the registration for resale by Chardan Capital Markets, LLC (“Chardan”) of up to 350,000,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable pursuant to a ChEF Purchase Agreement, dated as of September 29, 2025, by and between the Registrant and Chardan.

Any and all offerings of the Registrant’s securities pursuant to the Registration Statement have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 8, 2026.

DNA X, INC.

By:	/s/ Clay Crolius
Name:	Clay Crolius
Title	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.